UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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flooidCX Corp.
(Name of Registrant as Specified in Its Charter)

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INFORMATION STATEMENT

Relating to the Amendment of our Articles of Incorporation

flooidCX Corp.

14747 N Northsight Blvd

Suite 111-218

Scottsdale, Arizona 85260

Dear flooidCX Corp. Shareholders:

NOTICE IS HEREBY GIVEN that we have received written consents in lieu of a meeting from stockholders representing a majority of our outstanding shares of voting stock, which approved the following actions:

1)	Approval of an amendment to our Articles of Incorporation to change our name to Quantum Energy Corporation

As of the close of business on February 28, 2024, the record date for shares entitled to notice of and to sign written consents in connection with the actions described above, the following voting shares were outstanding: 49,166,697 shares of common stock. Prior to the mailing of this Information Statement, certain shareholders who represent a majority of our outstanding voting shares, signed written consents approving the action listed above on the terms described herein (the “Actions”). As a result, the Actions have been approved and neither a meeting of our stockholders nor additional written consents are necessary. We are not asking you for a Proxy and you are requested not to send us a Proxy. The Actions will be effective twenty (20) days from the mailing of the Information Statement, which is expected to take place on or before March 1, 2024, and such Actions will result in the following:

1)	Our Articles of Incorporation will be amended to change our name to Quantum Energy Corporation.

The Company will pay all costs associated with the distribution of this Information Statement, including the cost of printing and mailing. The Company will reimburse brokerage and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending out the Information Statement to the beneficial owners of the Company’s common stock.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS: NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN, AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS, DESCRIBED MORE SPECIFICALLY BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING VOTING SHARES OF THE COMPANY. THAT VOTE WAS SUFFICIENT TO APPROVE THE ACTIONS. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

By Order of the Board of Directors,

/s/ Dennis M. Danzik

Dennis Danzik, Chief Executive Officer

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PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF

INCORPORATION TO CHANGE ITS NAME TO

QUANTUM ENERGY CORPORATION

INTRODUCTION

The Board of Directors of the Company has unanimously approved, and a majority of the shareholders have voted for a proposal to amend the Company’s Articles of Incorporation to change the Company’s name to Quantum Energy Corporation. We are now notifying you and the other shareholders that did not participate in the meeting of the actions of the shareholders who hold a majority of the voting shares. The name change will take effect after we meet all applicable regulatory requirements. However, our board of directors may elect not to proceed with the Actions, if they determine that such Actions would not be in the best interest of our shareholders.

REASONS FOR THE NAME CHANGE

The primary reason for the name change is in order to more properly reflect our new business model. The Company will no longer be in the business of improving communication between businesses and their customers. Going forward the Company will be engaged in the development and support of energy systems technologies, with a focus on Photon Lighting Systems and Magnetic Propulsion Engines. Our operations will encompass manufacturing support, sales, distributorship, consulting, and advising in the energy sector.

One of the Company’s featured products is Photon Lighting Systems, a revolutionary technology enabling light fixtures to generate power while being energized. This technology is compatible with various light sources including LED, incandescent, fluorescent, and sodium vapor. In addition, the Company is the exclusive provider of Magnetic Propulsion Units (MPUs), which require minimal power for activation and are capable of generating substantial electrical energy.

The Company offers comprehensive energy systems that integrate Photon Lighting and Magnetic Propulsion technology for a wide range of applications, including industrial, institutional, commercial, residential, rural, and off-grid settings. Our services will extend to consulting and advising in energy system implementation and optimization.

For these reasons the Directors believe that it is important to change the Company’s name to Quantum Energy Corporation in order to better reflect the Company’s new business model.

EXCHANGE OF STOCK CERTIFICATES

Following the delivery of this Information Statement we will instruct our corporate secretary and transfer agent to begin implementing the exchange of certificates representing outstanding shares of our stock. As soon as practicable after the effectiveness of the proposed amendments, holders of our common stock will be notified and requested to surrender their certificates representing shares of common stock to our corporate secretary and transfer agent in exchange for certificates representing common stock with our new name “New Common Stock”. Beginning on the date the proposed amendment becomes effective, each certificate representing shares of our Old Common Stock will be deemed for all corporate purposes to evidence ownership of the same number of shares of our New Common Stock. Until surrendered to the Transfer Agent, certificates of Old Common Stock retained by shareholders will be deemed for all purposes, including, voting and payment of dividends, if any, to represent the number of whole shares of New Common Stock owned by the shareholders before the name change.

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Shareholders should not send their old certificates to the transfer agent until they have been notified by the transfer agent as discussed above. Shares of Old Common Stock surrendered after the effective date will be replaced by certificates representing shares of New Common Stock as soon as practicable after the surrender. No service charge will be paid by existing shareholders for the exchange of the shares and the Company will pay all expenses of the exchange and issuance of new certificates.

Shareholders who hold their shares in non-certificate form will have those shares exchanged electronically, and no further action needs to be taken by such shareholders.

NO DISSENTER'S RIGHTS

Under Nevada law, you are not entitled to dissenter’s rights with respect to the amendment of the articles of incorporation or the name change.

AMENDMENT TO THE ARTICLES OF INCORPORATION

The name change will amend Article I of the Company’s Articles of Incorporation to replace the current paragraph with a paragraph which states that the name of the Company is Quantum Energy Corporation. The Amendment will be filed with the Secretary of State of Nevada and will become effective upon regulatory approval.

RECOMMENDATION OF THE BOARD OF DIRECTORS

For the above reasons, we believe that the change of name is in the Company’s best interest and in the best interest of our shareholders and therefore the Board recommended that the shareholders vote for this proposal.

Documents Incorporated by Reference

Our Annual Report on Form 10-K for the year ended December 31, 2022 is incorporated by reference herein.

Copies of Annual and Quarterly Reports

We will furnish a copy of our Annual Report on Form 10-K for the year ended December 31, 2022; and any exhibit referred to therein without charge to each person to whom this Information Statement is delivered upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request. Any request should be directed to our corporate secretary at the above address.

Exhibits Index

Exhibit 3(i)	Articles of Amendment to the Articles of Incorporation

End of Filing

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